Exhibit 10.32
EXECUTION COPY
CONFIDENTIALITY AGREEMENT
     This CONFIDENTIALITY AGREEMENT (this “Agreement”) is dated as of December 1, 2006, by and among Symphony Allegro, Inc., a Delaware corporation (“Symphony Allegro”), Symphony Allegro Holdings LLC, a Delaware limited liability company (“Holdings”), Alexza Pharmaceuticals, Inc., a Delaware corporation (“Alexza”), Symphony Capital Partners, L.P., a Delaware limited partnership (“SCP”), Symphony Strategic Partners, LLC, a Delaware limited liability company (“SSP” and, together with SCP, the “Symphony Funds”), Symphony Allegro Investors LLC, a Delaware limited liability company (“Investors”), Symphony Capital LLC, a Delaware limited liability company (“Symphony Capital”) and RRD International, LLC, a Delaware limited liability company (“RRD”).
     WHEREAS, certain of the parties hereto (the “Parties” and each a “Party”) have entered into the Operative Documents (as such term is defined in the Purchase Option Agreement, dated the date hereof, among Alexza, Holdings and Symphony Allegro (the “Purchase Option Agreement”)); and
     NOW, THEREFORE, upon the execution and delivery of this Agreement, each signatory hereto hereby agrees as follows:
          1. Defined Terms. Terms not otherwise defined herein are used as defined in the Purchase Option Agreement.
          2. Confidential Information.
               (a) “Confidential Information” shall mean any information disclosed by a Party to a Party under the terms of, or in connection with: (i) the Mutual Confidential Disclosure Agreement between Alexza and Symphony Capital, dated as of March 29, 2006, as amended by side letter on October 20, 2006 (the “Existing Confidentiality Agreement”); (ii) the Letter of Intent, dated as of October 18, 2006, between Alexza and Symphony Capital, including any attachments thereto; and (iii) the Operative Documents or the transactions contemplated thereby, including, but not limited to, commercial, financial, and technical information, substances, formulations, techniques, methodologies, customer or client lists, programs, procedures, data, documents, know-how, protocols, results of experimentation and testing, specifications, databases, business plans, trade secrets, budget forecasts, business arrangements, information regarding specific transactions, financial information and estimates, long- term plans and goals, information regarding patents and other types of intellectual property and the terms of the Operative Documents.
               (b) Confidential Information shall not, however, include any information that: (A) is publicly available at the time of such disclosure; (B) becomes publicly available after such disclosure other than by reason of disclosure by the receiving Party (including a failure to act to protect the confidentiality of such information) in violation of this Agreement; (C) was or becomes available to the receiving Party or its Affiliates from a third party source (who is neither a party to nor bound by this Agreement), which is not known by such Party or its Affiliates to be subject to a confidentiality obligation to any other Party; or (D) was already known by the receiving Party at the time of disclosure, as evidenced by such Party’s written records.
          3. Ownership of Confidential Information.
               (a) Each Party that receives Confidential Information from another Party shall have the confidentiality obligations set forth in Section 4 with respect to such information, and such information shall generally be considered the Confidential Information of the Party disclosing such information. Notwithstanding the foregoing, and subject to Section 3(c), during the Term, all of the Parties hereto shall have such confidentiality obligations with respect to the Tangible Materials, Regulatory Files and Licensed Intellectual Property (and on account of the obligations that each Party has to the other Parties, such information shall be deemed the Confidential Information of all the Parties hereto); provided that if, during the Term, (1) Alexza shall exercise a Discontinuation Option, then the Tangible Materials, Regulatory Files and Licensed Intellectual Property that pertain to the Program for which Alexza exercised such Discontinuation Option shall be deemed solely the Confidential Information of Alexza, or (2) Symphony Allegro shall, following the expiration of a Discontinuation Option without exercise by Alexza, transfer or license rights relating to such discontinued Program to a third party, then the Tangible Materials, Regulatory Files and Licensed Intellectual Property that pertain solely to such discontinued Program may be deemed the Confidential Information of such third party, provided that such third party shall have become a party to this Agreement or entered into a confidentiality agreement with Alexza and Symphony Allegro on terms at least as stringent as those set forth in this Agreement.
               (b) If the Term shall terminate through Alexza’s exercise of the Purchase Option, then the Tangible Materials, Regulatory Files and Licensed Intellectual Property shall be deemed solely the Confidential Information of Alexza. If the Term shall terminate as a result of the unexercised expiration of the Purchase Option or termination of the Purchase Option Agreement, then all Tangible Materials, Regulatory Files and Licensed Intellectual Property related to Loxapine and Alprazolam and its delivery by means of the AZ-004 Product and AZ-002 Product and not previously the subject of an exercise of the Discontinuation Option shall be deemed solely the Confidential Information of Symphony Allegro, subject to Section 3(c).
               (c) Notwithstanding the foregoing, Confidential Information that is related to the Staccato Technology generally but not specifically related to Loxapine or Alprazolam or its delivery by means of the AZ-004 Product and AZ-002 Product shall be deemed solely the Confidential Information of Alexza.
          4. Nondisclosure Obligations.
               (a) Each of the Parties hereto covenants and agrees that it shall only use the Confidential Information of another Party as may be necessary to carry out its obligations under the Operative Documents or useful to exercise its rights under the Operative Documents, regardless of whether or not the Party itself also owns such Confidential Information, and that it shall limit disclosure of such Confidential Information to employees, consultants, contractors and agents that have a need to know such Confidential Information for one of the purposes described herein and that are bound by confidentiality obligations at least as stringent as those set forth in this Agreement. Each Party further covenants and agrees, subject to Section 4(d), that unless and until such information is no longer deemed to be Confidential Information, no Party shall disclose any Confidential Information of another Party, regardless of whether or not such Party itself also owns such Confidential Information, in any manner whatsoever, in whole or in part; provided, that nothing herein shall prevent any such Party (a “Disclosing Party”) from disclosing any such Confidential Information: (A) pursuant to any Governmental Order or in any pending or legal or administrative proceeding relating to the Programs; (B) upon the request or demand of any Governmental Authority having jurisdiction over the Disclosing Party or any of its Affiliates; (C) as required by applicable law (including applicable U.S. securities law), or the rules and regulations of any Governmental Authority; (D) with the express written permission of all Parties to which the Disclosing Party has confidentiality obligations under this Agreement with respect to such Confidential Information; (E) as provided in Sections 5 and 6 below; (F) to each Party’s Affiliates and respective employees, legal counsel, independent auditors and other experts or agents who are bound by confidentiality obligations at least as stringent as those set forth in this Agreement, and who have a need to know such Confidential Information in connection with the Programs and (G) to the extent necessary to permit Holdings to exercise its rights under Section 2A of the Purchase Option Agreement.
               (b) Notwithstanding the foregoing in Section 4(a), nothing herein shall prevent Alexza from disclosing any Confidential Information (1) to one or more third parties to develop or commercialize the Programs, so long as any such third party is bound by confidentiality obligations at least as stringent as those set forth in this Agreement, or as approved by Symphony Allegro, (2) to existing or potential bona fide acquirers or merger candidates, investment bankers, existing or potential investors, venture capital firms, or other financial institutions or investors for purposes of obtaining financing, so long as any such third party is bound by confidentiality obligations at least as stringent as those set forth in this Agreement, (3) to regulatory authorities as required in connection with any filing of INDs, NDAs, or similar applications or requests for regulatory approvals, anywhere in the world, provided that reasonable measures are taken to assure confidential treatment of such information, where available, and (4) to the extent such Confidential Information pertains to any Licensed Intellectual Property or Tangible Material which is useful outside the scope of the licenses granted to Symphony Allegro pursuant to Section 2.2 of the Novated and Restated Technology License Agreement, to any third party for the purpose of exploiting such rights as retained by Alexza, provided such disclosure is made pursuant to appropriate confidentiality obligations and restrictions that do not permit use in connection with the Products. This Agreement shall not be construed to require Alexza to amend or supplement any confidentiality agreements with any third party entered into prior to the Closing Date if the confidentiality provisions in such agreements do not comply completely with the requirements of Section 4(a).
               (c) The Disclosing Party accepts responsibility for compliance with the provisions of Section 4(a) by the persons referred to in Section 4(a)(F), and Section 4(b). In the event of a requirement to disclose Confidential Information which falls under the ambit of clauses (A), (B) or (C) of Section 4(a), the Disclosing Party shall give reasonable prior notice to the other Parties, and shall make a reasonable effort to obtain (1) a protective order requiring the Confidential Information so disclosed to be used only for the purposes for which such Confidential Information is required or (2) confidential treatment of the Confidential Information required to be disclosed. In the event of a requirement to disclose Confidential Information which falls under the ambit of Section 4(b)(3), the Disclosing Party shall give reasonable prior notice, to the extent practicable, to the other Parties. Furthermore, each of Symphony Allegro, Holdings, each of the Symphony Funds, Investors, Symphony Capital and RRD hereby covenants and agrees to refrain from (x) trading any Alexza Common Stock while in possession of material, non-public information concerning Alexza, the clinical development of the Programs or any other such information of like kind and (y) discussing or conveying to any Person who is not related to the activities contemplated under the Operative Documents any information regarding their respective assessments or projections with respect to the development or status of any of the Programs.
               (d) Notwithstanding the foregoing in this Section 4, the Parties’ confidentiality obligations with respect to the financial and legal terms of the transactions contemplated in the Operative Documents shall terminate on the date which is five (5) years from (x) the Purchase Option Closing Date, or (y) the date on which the Purchase Option expires unexercised, as the case may be, unless and until such information shall earlier be deemed to no longer be Confidential Information.
          5. Disclosure for Tax Purposes. Notwithstanding anything to the contrary contained herein or in any of the Operative Documents, each party hereto (and its representatives, agents and employees) may consult any tax advisor regarding the tax treatment and tax structure of the transactions contemplated hereby and may disclose to any person, without limitation of any kind, the tax treatment and tax structure of such transactions and all materials (including opinions and other tax analyses) that are provided relating to such treatment or structure.
          6. Press Releases; Publication of Clinical Data. Notwithstanding anything to the contrary contained herein or in any of the Operative Documents, Alexza and Holdings shall agree upon a press release describing the execution of the Operative Documents and consummation of the transactions described therein; thereafter, Alexza, RRD, Investors and Holdings may each disclose to third parties (a) the information contained in such press release, and (b) such information as was actually disclosed to the public in a question and answer session held in conjunction with issuance of the press release, without the need for further approval by any other Party. Notwithstanding the foregoing or anything to the contrary in this Agreement, during the Term Alexza shall have the exclusive right to control the timing and content of any subsequent press releases and any publication or other public disclosure of any clinical data or other results with respect to the Programs. Unless otherwise permitted pursuant to the terms of this Agreement, no other Party may publish or refer publicly to clinical data or other results with respect to the Programs without the prior express written consent of Alexza.
          7. Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted to be given to any Party shall be in writing addressed to the Party at its address set forth below and shall be deemed given (i) when delivered to the Party personally, (ii) if sent to the Party by facsimile transmission (promptly followed by a hard-copy delivered in accordance with this Section 7), when the transmitting Party obtains written proof of transmission and receipt; provided, however, that notwithstanding the foregoing, any communication sent by facsimile transmission after 5:00 PM (receiving Party’s time) or not on a Business Day shall not be deemed received until the next Business Day, (iii) when delivered by next Business Day delivery by a nationally recognized courier service, or (iv) if sent by registered or certified mail, when received, provided postage and registration or certification fees are prepaid and delivery is confirmed by a return receipt:
          Alexza:
Alexza Pharmaceuticals, Inc.
1020 East Meadow Circle
Palo Alto, CA 94303
Attn: August J. Moretti
Facsimile: (650) 687-3999
with a copy to:
Cooley Godward Kronish LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2155
Attn: Barbara A. Kosacz, Esq.
Facsimile: (650) 849-7400
          Symphony Allegro:
Symphony Allegro, Inc.
7361 Calhoun Place, Suite 325
Rockville, MD 20855
Attn: Frank L. Hurley, Ph.D.
Facsimile: (301) 762-6154

          Holdings:
Symphony Allegro Holdings LLC
7361 Calhoun Place, Suite 325
Rockville, MD 20855
Attn: Robert L. Smith, Jr.
Facsimile: (301) 762-6154
          with copies to:
Symphony Capital Partners, L.P.
875 Third Avenue, 18th Floor
New York, NY 10022
Attn: Mark Kessel
Facsimile: (212) 632-5401
and
Symphony Strategic Partners, LLC
875 Third Avenue, 18th Floor
New York, NY 10022
Attn: Mark Kessel
Facsimile: (212) 632-5401
          RRD:
RRD International, LLC
7361 Calhoun Place, Suite 325
Rockville, MD 20855
Attn: Robert L. Smith, Jr.
Facsimile: (301) 762-6154
with a copy to:
RRD International, LLC
7361 Calhoun Place, Suite 325
Rockville, MD 20855
Attn: Raymond V. Lee, Esq.
Facsimile: (301) 762-6154
          SCP:
Symphony Capital Partners, L.P.
875 Third Avenue, 18th Floor
New York, NY 10022
Attn: Mark Kessel
Facsimile: (212) 632-5401

          SSP:
Symphony Strategic Partners, LLC
875 Third Avenue, 18th Floor
New York, NY 10022
Attn: Mark Kessel
Facsimile: (212) 632-5401
          Investors:
Symphony Allegro Investors LLC
c/o Symphony Capital Partners, L.P.
875 Third Avenue, 18th Floor
New York, NY 10022
Attn: Mark Kessel
Facsimile: (212) 632-5401
          Symphony Capital:
Symphony Capital LLC
875 Third Avenue, 18th Floor
New York, NY 10022
Attn: Mark Kessel
Facsimile: (212) 632-5401
or to such other address as such Party may from time to time specify by notice given in the manner provided herein to each other Party entitled to receive notice hereunder.
          8. Governing Law; Consent to Jurisdiction and Service of Process.
               (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York; except to the extent that this Agreement pertains to the internal governance of Symphony Allegro, Investors, Symphony Capital, SCP, SSP or Holdings, and to such extent this Agreement shall be governed and construed in accordance with the laws of the State of Delaware.
               (b) Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court, any Delaware State court or federal court of the United States of America sitting in the City of New York, Borough of Manhattan or Wilmington, Delaware, and any appellate court from any jurisdiction thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court, any such Delaware State court or, to the fullest extent permitted by law, in such federal court. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Party may otherwise have to bring any action or proceeding relating to this Agreement.
               (c) Each of the Parties irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court, or any Delaware State or federal court. Each of the Parties hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each of the parties hereby consents to service of process by mail.
          9. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT.
          10. Injunctive Relief. Each of the Parties acknowledges and agrees that a breach of Section 4 of this Agreement could result in irreparable harm to the Parties hereto, and therefore each of the Parties hereby agrees that the rights and obligations of the parties under Section 4 of this Agreement may be enforced by the granting of injunctive relief by a court of competent jurisdiction, without the obligation to post a bond. Such remedy shall not limit the rights of a Party to pursue any and all other remedies that might be available to such Party under this Agreement, whether at law or equity.
          11. Entire Agreement. This Agreement (including any Annexes, Schedules, Exhibits or other attachments hereto) constitutes the entire agreement between the Parties with respect to the matters covered hereby and supersedes all prior and contemporaneous agreements, correspondence, discussion and understandings with respect to such matters between the Parties, excluding the Operative Documents. This Agreement supersedes and replaces the Existing Confidentiality Agreement.
          12. Amendment; Successors; Counterparts.
               (a) The terms of this Agreement shall not be altered, modified, amended, waived or supplemented in any manner whatsoever except by a written instrument signed by each of the Parties.
               (b) Nothing expressed or implied herein is intended or shall be construed to confer upon or to give to any Person, other than the Parties, any right, remedy or claim under or by reason of this Agreement or of any term, covenant or condition hereof, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the Parties and their successors and permitted assigns.

               (c) This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed an original but all of which, taken together, shall constitute one and the same Agreement.
          13. Binding Effect; Assignments. The rights and obligations of the parties under this Agreement will bind and inure to the benefit of their respective successors, heirs, executors, administrators and permitted assigns. No party shall assign or delegate its obligations under this Agreement either in whole or in part without the prior written consent of the other parties hereto, except to a successor in interest pursuant to a merger, sale, acquisition or sale of all or substantially all of the assets of such party; provided, that such successor shall be bound by the terms of this Agreement.
          14. Additional Parties. In the event that any additional parties (each such party, an “Additional Party”) become party to any Operative Document, such Additional Party shall execute and deliver a counterpart signature page to this Agreement and such Additional Party shall forthwith be bound by the terms of this Agreement.
          15. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
[SIGNATURES FOLLOW ON NEXT PAGE]

     IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Agreement, or has caused this Agreement to be executed and delivered by a duly authorized officer, on the day and year first above written.

SYMPHONY ALLEGRO, INC.

By:	/s/ Neil J. Sandler Name: Neil J. Sandler
Title: Chairman of the Board

SYMPHONY ALLEGRO HOLDINGS LLC

By:	Symphony Capital Partners, L.P.,
its Manager

By:	Symphony Capital GP, L.P.,
its member

By:	Symphony GP, LLC,
its member

By:	/s/ Mark Kessel

Name: Mark Kessel
Title: Managing Member

ALEXZA PHARMACEUTICALS, INC.

By:	/s/ August J. Moretti

Name: August J. Moretti
Title: Senior Vice President and Chief Financial Officer

SYMPHONY CAPITAL PARTNERS, L.P.

By:	Symphony Capital GP, L.P.,
its member

By:	Symphony GP, LLC,
its member

By:	/s/ Mark Kessel

Name: Mark Kessel
Title: Managing Member

SYMPHONY STRATEGIC PARTNERS, LLC

By:	/s/ Mark Kessel

Name: Mark Kessel
Title: Managing Member

SYMPHONY ALLEGRO INVESTORS LLC

By:	Symphony Capital Partners, L.P.,
its Manager

By:	Symphony Capital GP, L.P.,
its member

By:	Symphony GP, LLC,
its member

By:	/s/ Mark Kessel

Name: Mark Kessel
Title: Managing Member

SYMPHONY CAPITAL LLC

By:	/s/ Mark Kessel

Name: Mark Kessel
Title: Managing Director

RRD INTERNATIONAL, LLC

By:	/s/ Charles W. Finn

Name: Charles W. Finn, Ph.D.
Title: Chief Executive Officer